SHARE EXCHANGE AGREEMENT among Gateway International Holdings, Inc., a Nevada Corporation ("Gateway"), Gledhill/ Lyons, Inc., a California Corporation doing business as Accurate Technology ("Accurate") and William Gledhill and David Lyons, individual residents of the State of California (collectively "the Accurate Shareholders"), for the exchange of stock and related matters. Gateway and Accurate are sometimes referred to herein collectively as the "Corporations".

WHEREAS, on December 7, 2004, Gateway, Accurate and the Accurate Shareholders entered into a share exchange agreement whereby Accurate became a wholly-owned subsidiary of Gateway;

WHEREAS, the parties now feel that is in the interest of the Corporations and their respective shareholders that Accurate cease to be a subsidiary of Gateway;

WHEREAS, the parties desire to effect the transactions provide by this agreement whereby Gateway will assign and transfer to the Accurate Shareholders all stock of Accurate owned by Gateway and the Accurate Shareholders will assign and transfer to Gateway all stock of Gateway owned by the Accurate Shareholders.

WHEREAS, the parties desire to provide for related matters prior to and following the share exchange contemplated by this agreement.

NOW, THEREFORE, THE PARTIES agree as follows:

1. Share Exchange.

Subject to the terms and conditions of this agreement, at Closing (as defined below) Gateway will assign and transfer to the Accurate Shareholders the 1,000 shares of the common stock of Accurate owned by Gateway ("the Accurate Shares"), and the Accurate Shareholders will assign and transfer to Gateway the 12,000,000 shares of the common stock of Gateway owned by the Accurate Shareholders ("the Gateway Shares"). The result of these transactions will be that Gateway will divest itself of any and all stock interest in Accurate, and any claims thereto, and Accurate and the Accurate Shareholders will divest themselves of any and all stock interest in Gateway, and any claims thereto.

2. Representations and Warranties of Gateway. Gateway hereby represents and warrants to Accurate that the statements contained in this paragraph are true and correct and will be true and correct as of the Closing:

(a) Organization and Standing: Gateway is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite authority to carry on its business as now conducted.

(b) Corporate Power. Gateway has all requisite legal and corporate power to enter into, execute and deliver this agreement. This agreement, when executed by it, will be a valid and binding obligation of Gateway and enforceable in accordance to its terms, except as they maybe limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

(c) Authorization.

(1) Corporate Action. All corporate and legal action on the part of Gateway, its officers, directors and shareholders necessary for the execution and delivery of this agreement, the assignment and transfer of the Accurate Shares, and the performance of Gateway's obligations hereunder been or will be taken by Closing.

(2) Valid Transfer. No part of the Accurate Shares have been sold, pledged or hypothecated by Gateway, nor have any options, warrants or other contract rights to the Accurate Shares been entered into by Gateway, and Gateway has good title to the Accurate Shares. When the Accurate Shares are assigned and transferred at Closing they will be free of any liens or encumbrances.

(d) Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Gateway is required in connection with the valid execution of this agreement or the assignment and transfer of the Accurate Shares.

(e) No Conflict with Other Instruments. The execution, delivery and performance by Gateway of its obligations under this agreement will not result in any violation of or constitute a default under, with or without the passage of time or the giving of notice, (i) any provision of Gateway's articles of incorporation or bylaws (ii) any provision of any judgment, decree or order to which Gateway is a party or by which it is bound (iii) any material contract, obligation or commitment to which Gateway is a party or by which it is bound or (iv) any statute, rule or governmental regulation applicable to Gateway.

3. Representations and Warranties of Accurate. Accurate hereby represents and warrants to Gateway that the statements contained in this paragraph are true and correct and will be true and correct as of the Closing:

(a) Organization and Standing: Accurate is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite authority to carry on its business as now conducted.

(b) Corporate Power. Accurate has all requisite legal and corporate power to enter into, execute and deliver this agreement. This agreement, when executed by it, will be a valid and binding obligation of Accurate and enforceable in accordance to its terms, except as they maybe limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

(c) Authorization. All corporate and legal action on the part of Accurate, its officers, directors and shareholders necessary for the execution and delivery of this agreement and the performance of Accurate's obligations hereunder been or will be taken by Closing.

(d) Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Accurate is required in connection with the valid execution of this agreement or the

assignment and transfer of the Gateway Shares.

(e) No Conflict with Other Instruments. The execution, delivery and performance by Accurate of its obligations under this agreement will not result in any violation of or constitute a default under, with or without the passage of time or the giving of notice, (i) any provision of Accurate's articles of incorporation or bylaws (ii) any provision of any judgment, decree or order to which Accurate is a party or by which it is bound (iii) any material contract, obligation or commitment to which Accurate is a party or by which it is bound or (iv) any statute, rule or governmental regulation applicable to Accurate.

4. Representations and Warranties of the Accurate Shareholders.

Valid Transfer. No part of the Gateway Shares have been sold, pledged or hypothecated by the Accurate Shareholders, nor have any options, warrants or other contract rights to the Gateway Shares been entered into by the Accurate Shareholders, and the Accurate Shareholders have good title to the Gateway Shares. When the Gateway Shares are assigned and transferred at Closing they will be free of any liens or encumbrances.

5. Actions Prior to Closing: The Corporations undertake to complete the following actions by Closing:

A. Payment by Accurate of $9,000 for insurance premiums for January and February, 2007.

B. Refinancing by Accurate of any machines used by Accurate that are leased by Eran Engineering, Inc. and release of Eran Engineering and its principals from any leases, lines of credit or other obligations in regard to such machines. Until such release occurs, Accurate will indemnify Eran Engineering and its principals against any claims or costs arising from such financing.

C. Refinancing by Accurate of any machines used by Accurate for which Gateway or any of its directors or officers other than the principals of Accurate have given guarantees, and the release of such directors and officers from any leases, lines of credit or other obligations in regard to such machines. Until such release occurs, Accurate will indemnify Gateway and its directors and officers against any claims or costs arising from such financing.

D. The termination by Gateway of any medical insurance for the employees of Accurate currently paid for by Gateway.

E. The payment by Accurate of a certain Small Business Association loan in the remaining unpaid balance of $ 32,346.45, adjusted at Closing.

F. The delivery by Accurate to Gateway copies of the following personnel and financial records of Accurate:

(i) General ledgers contained in Quick Books from July, 2006 to Closing.

(ii) Accounts payable detail as of Closing.

(iii) Account receivable detail as of Closing.

(iv) Employee records and payroll registers July, 2006 to Closing.

(v) Fixed asset detail ledgers as of Closing

(vi) Copies of all current promissory notes, loan agreements and leases.

(vii) Bank statements and reconciliations July 2006 to Closing.

(viii) Physical inventory detail and valuation at December 31, 2006.

(ix) Purchase journals for the month prior to Closing.

G. Accurate undertakes to furnish timely to Gateway copies of the cash receipts journal for Accurate for the month immediately following Closing.

H. Except as specifically provided in this agreement, upon compliance with the terms and conditions of Closing neither Corporation nor the Accurate Shareholders will have any obligation for any expenses or liabilities of the other, nor will have any claims upon the revenues or properties of the other or any claims to any payments from the other.

6. <u>Understandings of the Accurate Shareholders.</u>

A. The Accurate Shareholders understand that they and their advisors are entitled to access to any information about Gateway and its operations which the Accurate Shareholders or their advisors reasonably deem appropriate or necessary to the decision of the Accurate Shareholders to enter into this agreement. Gateway will furnish or make available to the Accurate Shareholders and their advisors before Closing such information and materials that they shall have requested including, without limitation, audited and unaudited financial statements for Gateway and its subsidiaries. The Accurate Shareholders and any other persons to who such information and materials are furnished agree not to divulge such information to other persons other than as is necessary for use by the Accurate Shareholders and their advisors. The failure of the Accurate Shareholders to request such information in writing before Closing will be deemed to be an informed waiver by them of that right.

B. The Accurate Shareholders understand that Gateway's common stock trades in the public market and that the trading price of its stock may fluctuate in the future, including the possibility that future trading prices may be significantly higher than its current trading price. The Accurate Shareholders have considered this in their decision to enter into this agreement and to exchange the Gateway Shares for the Accurate Shares. In so doing, they have reached the decision that this represents to them a fair exchange. The Accurate Shareholders agree that they will not at any future time make any claims that they failed to receive fair value in the exchange contemplated by this agreement, and, specifically, that they will not make any claims based upon any future increase in the market value of Gateway's common stock, if such occurs.

7. <u>Access to Information.</u>

Following Closing, the Corporations and the Accurate Shareholders will from time to time as requested take such actions and provide such documents to the others as may be reasonably required to carry out the intent and terms of this agreement. This will include, without limitation, access by Gateway to the financial records of Accurate now and from time to time as reasonably required, the providing of any financial information concerning Accurate which may be required by Gateway for completion of its financial statements, and the execution of related documents by Accurate and/or the Accurate Shareholders as may be reasonably required, provided only that Gateway will pay reasonable costs for the preparation and furnishing of such information by Accurate or the Accurate Shareholders beyond costs which otherwise would be incurred by them. Any failure to comply with the provisions of this paragraph will entitle the aggrieved party to injunctive relief as well as damages.

8. Closing.

A. Subject to the terms and conditions of this agreement, the closing of the transactions contemplated by this agreement ("Closing") shall take place as promptly as possible but no later than March ___, 2007 at the office of Gateway at 3840 East Eagle Drive, Anaheim, California.

B. Subject to the conditions set forth in this agreement, the parties agree to consummate the following transactions at Closing:

(i) Gateway shall assign and transfer to the Accurate Shareholders the Accurate Shares by physically delivering to the Accurate Shareholders one or more stock certificates representing the total amount of the Accurate Shares being assigned and transferred, duly endorsed or accompanied by duly executed stock powers sufficient to validly assign and transfer the Accurate Shares to the Accurate Shareholders, which shall be all the shares of Accurate owned by Gateway.

(ii) The Accurate Shareholders shall assign and transfer to Gateway the Gateway Shares, by physically delivering to Gateway one or more stock certificates representing the total amount of the Gateway Shares being assigned and transferred, duly endorsed or accompanied by duly executed stock powers (with medallion guaranties, if required by Gateway's transfer agent) sufficient to validly assign and transfer the Gateway Shares to Gateway, which shall be all shares of Gateway owned by the Accurate Shareholders.

(iii) Any officers and/or directors of Gateway who are officers and/or directors of Accurate (other than the Accurate Shareholders) will deliver their resignations as officers and/or directors of Accurate.

(iv) Any officers and directors of Accurate who are officers and/or directors of Gateway or any of its subsidiaries will deliver their resignations as officers and/or directors of Gateway and any of its subsidiaries other than Accurate.

(v) Gateway, Accurate and the Accurate Shareholders will deliver a certificate or other document evidencing compliance with the actions before Closing required of them pursuant to Paragraph 5 of this agreement.

(vi) Gateway will deliver to Accurate or the Accurate Shareholders any information properly requested by them pursuant to Paragraph 6 of this agreement, if not already delivered.

(vii) Gateway and Accurate shall each deliver to the other a certified resolution of their respective boards of directors adopting and approving the execution of this agreement.

(viii) Gateway will deliver to Accurate and to the Accurate Shareholders, and Accurate and the Accurate Shareholders will deliver to Gateway, omnibus general releases for any and all claims whatsoever which exist or may exist at the time of Closing excepting only those which may arise out of this agreement.

C. Any party in whose favor a condition of Closing runs may, at its sole option, waive the compliance of such condition or defer the compliance with such condition to a future date, and such waiver will not interfere with the completion of the Closing.

D. Each of the parties shall use its or their best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this agreement and to ensure that the representations and warranties of the parties remain true and correct in all material respects through the Closing.

9. Dissemination of Information.

A. Accurate and the Accurate Shareholders understand that Gateway is a publicly-traded company, and none of them will make any disclosure prior or following Closing to any person except their attorneys, accountants, other advisors and family of the negotiations leading to the execution of this agreement, its terms or its execution until such announcements have been approved or made by Gateway. Accurate and the Accurate Shareholders will advise any persons to whom they make permitted disclosure of the private nature of the disclosure and the importance that such persons do not themselves make any public disclosure of such information until the times provided for in this agreement.

B. The parties agree that their entering into this agreement arises from certain incompatibilities between Gateway on the one hand and Accurate and the Accurate Shareholders on the other, and no party blames or will seek to blame any other party for such incompatibilities. Each of the parties agrees that at no time before or after Closing will any of them disparage the other in any way concerning the events which led to the execution of this agreement or the prior relationship among the parties.

10. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Gateway, to

Gateway International Holdings, Inc.
3840 East Eagle Drive
Anaheim, California 92807

If to Accurate, to

Accurate Technology
1521 North Placentia Avenue
Anaheim, California 92806

If to the Accurate Shareholders, to

William Gledhill
2821 Whispering Oak Court
Chino Hills, California 91709

David Lyons
3610 Tunales Drive
Fullerton, California 92835

11. Arbitration.

The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within Orange County, California.

12. Miscellaneous.

(a) Waivers and Amendments. Any provision of this agreement may be amended, waived or modified upon the written consent of the party or parties affected.

(b) Governing Law. This agreement and all actions arising out of or in connection with this agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c) Entire Agreement. This agreement constitutes the full and entire understanding and agreement between the parties with regard to the transactions contemplated by this agreement.

(d) Survival. The representations, warranties and agreements made herein shall survive the execution, delivery and closing of this agreement.

(e) Expenses. Each party shall pay its or their own expenses involved in the preparation, negotiation, review and closing of this agreement.

(f) No Presumptions. Each party has been given the opportunity to review this agreement and to seek the advice of counsel and others in regard to accepting, modifying or rejecting any of its provisions. No presumptions shall be made against any party based upon which party prepared this agreement.

(g) Validity. If any provision of this agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one instrument. Signatures on this agreement may be communicated by facsimile or scanned transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following a facsimile or scanned transmission provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this agreement.

(i) Assignment. The terms and conditions of this agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this agreement, except as may be expressly provided in this agreement.

(j) Tax Liability. The parties have had the opportunity to review with their advisors the federal, state, and local tax consequences of the transactions contemplated by this agreement. Each party agrees to rely on such advisors and not on any statements or representations of any other party. Each party shall be responsible for its own tax liability, if any, that may arise as a result of this agreement.

(k) Further Assurances. From time to time as requested, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

13. <u>Effective Date.</u>

The effective date of this agreement for all purposes shall be March___, 2007.

IN WITNESS WHEREOF the parties have executed this agreement.

GATEWAY HOLDINGS INTERNATIONAL, INC.

By ______________________
Authorized Officer

GLEDHILL/LYONS, INC.

By ______________________
Authorized Officer

WILLIAM GLEDHILL

______________________(L.S)

DAVID LYONS

______________________(L.S)

Spousal Consents to Share Exchange Agreement

The undersigned spouse of William Gledhill represents and warrants that she has read this share exchange agreement, has had the opportunity to consult with advisors concerning its provisions and their effect, and understands its terms and conditions, and consents to transactions contemplated by this agreement.

____
[Name of Spouse]

The undersigned spouse of David Lyons represents and warrants that she has read this share exchange agreement, has had the opportunity to consult with advisors concerning its provisions and their effect, and understands its terms and conditions, and consents to the transactions contemplated by this agreement.

____
[Name of Spouse]

Amendment to Share Exchange Agreement among Gateway International Holdings Inc., Gledhill/Lyons, Inc. and William Gledhill and David Lyons.

That certain share exchange agreement among Gateway International Holdings, Inc., ("Gateway"), Gledhill/Lyons, Inc., doing business as Accurate Technology ("Accurate") and William Gledhill and David Lyons, individually (collectively "the Accurate Shareholders") is hereby amended as follows:

1. At Closing, Gateway will provide to Accurate a release from Pacific Western Bank ("Pacific") of all collateral pledged by Accurate in regard to an existing $1,500,000 line of credit provided to Accurate by Pacific and will provide to Accurate and the Accurate Shareholders a release from Pacific of any further liability of them under that line of credit.

2. Except as specifically amended hereby the terms and conditions of that certain share exchange agreement continue in full force and effect.

GATEWAY HOLDINGS INTERNATIONAL, INC.

By ______________________
Authorized Officer

GLEDHILL/LYONS, INC.

By ______________________
Authorized Officer

WILLIAM GLEDHILL

______________________(L.S)

DAVID LYONS

______________________(L.S)